COMERICA LEASING, A DIVISION OF COMERICA BANK
LEASE FINANCING AGREEMENT
LEASE FINANCING AGREEMENT dated as of April 8,1998, by and between COMERICA LEASING, A DIVISION OF COMERICA BANK, a Michigan Banking corporation, with its principal office located at 29201 Telegraph Road, Southfield, Michigan, 48034, and with local offices located at 55 Almaden Boulevard, lst Floor, San Jose, California 95113 (herein "CLCB") and NETTER DIGITAL ENTERTAINMENT, INC. , a Delaware corporation of 5125 Lankershim Blvd., North Hollywood, CA 91601 (herein called "Lessee").

Upon the terms and conditions contained herein, CLCB agrees to lease to Lessee, and Lessee agrees to lease from CLCB, and grant to CLCB a security interest in, the Equipment described in the Lease Schedule(s) executed from time to time by the parties and thereby made a part hereof. "Schedule" as used herein includes each of such Lease Schedules, together with any amendments, attachments and exhibits thereto, each of which shall be deemed to be a part of this Capital Lease Financing Agreement and collectively referred to as the "Agreement" and/or "Lease Agreement". "Equipment" as used herein shall mean all the Equipment which shall be subject to the term of this Agreement as identified on the Schedules and/or Exhibits attached hereto or referenced herein or otherwise incorporated by reference. Individual pieces of such Equipment shall be referred to as "Item(s)" or "Item(s) of Equipment".

1. LEASE STATUS AND EFFECTIVE DATE. The terms and provisions of this Agreement shall be effective as of the date Lessee certifies in writing that the Equipment has been delivered to and accepted by Lessee or as of the date CLCB confirms to the seller or supplier of the Equipment the purchase of or the purchase order for the Equipment, whichever occurs first, and shall continue for the period specified in the Schedule pertaining to the Equipment unless sooner terminated as provided hereunder (herein called the "Term"). The rental payments shall be payable as set forth in each Schedule. The parties agree that this Agreement represents a financing arrangement referred to as a "Lease Financing Agreement" to which the relevant provisions of Article 9 (Secured Transactions) of the Michigan Uniform Commercial Code (MCLA Section 440.9101 ET SEO) are applicable.

2. RENT, TAXES, ETC. The amount and terms of payment of the rental for the Equipment shall be as provided for in the Schedule pertaining thereto. Lessee shall also pay and discharge when due, whether payable by or billed or assessed to CLCB or Lessee, all license fees, assessments, and sales, use, property, excise and other taxes now or hereafter imposed by any federal, state or local government upon or with respect to this Agreement, any of the Equipment or payments hereunder (excluding only taxes based solely on CLCB's net income), together with any interest or penalties in connection therewith. The parties agree that the Lessee shall include the Items of Equipment in the ad valorem tax returns to be filed by the Lessee in the applicable states or localities and that CLCB shall not include the Items of Equipment in any ad valorem tax returns filed by them in such states or localities. Lessee agrees to comply with all state and local laws requiring the filing of any tax returns or any reports relating to the Equipment and promptly furnish to CLCB evidence of such filings and payment of the taxes.

3. WARRANTY. CLCB warrants that it has received whatever title was conveyed to CLCB by CLCB's predecessor in title to such Equipment. CLCB further warrants that during the term of the Lease, if no default has occurred, Lessee's use of the Equipment shall not be interrupted by CLCB or anyone claiming solely through or under CLCB regarding matters not related to this Agreement or the transactions contemplated thereby.

Lessee acknowledges and agrees that (i) the Equipment is of a size, design, capacity and manufacture selected by Lessee, (ii) CLCB is not a manufacturer thereof, nor a manufacturer's agent, nor a dealer in property of such kind as the Equipment, and (iii) as between CLCB and Lessee, LESSEE LEASES THE EQUIPMENT AS IS AND THAT CLCB HAS NOT MADE, NOR DOES IT MAKE, ANY REPRESENTATION OR WARRANTY OR AGREEMENT WITH RESPECT TO THE FITNESS, MERCHANTABILITY, CONDITION, QUALITY, DURABILITY OR SUITABILITY OF THE EQUIPMENT IN ANY RESPECT INCLUDING ITS FITNESS FOR THE PURPOSES AND USES OF LESSEE, OR AS TO CLCB'S TITLE THERETO OR LESSEE'S RIGHT TO QUIET ENJOYMENT OF THE SAME (EXCEPT AS SPECIFICALLY SET FORTH HEREIN), OR ANY OTHER REPRESENTATION OR WARRANTY OR AGREEMENT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT THERETO, ALL OF WHICH ARE HEREBY SPECIFICALLY DISCLAIMED. Lessee acknowledges that Lessee has reviewed and approved the Purchase Order, Supply Contract or Purchase Agreement covering the Equipment purchased from the seller or supplier thereof for lease to Lessee.

                                                Lessee's Initials

CLCB agrees to assign, without warranty or representation as to legality or validity, to Lessee, at Lessee's request and so long as there has been no default hereunder, all rights which CLCB may have against the seller of the Equipment by reason of and arising out of the purchase of such Equipment, including any implied or express warranties respecting the Equipment.

4. ACCEPTANCE; NET LEASE. Acceptance by Lessee of the Equipment shall be conclusively presumed upon delivery of the Equipment to Lessee. If CLCB so requests, Lessee will furnish CLCB with a Certificate of Equipment Acceptance in CLCB's form. This Agreement is a "net lease" and Lessee's obligation to pay rental and other amounts payable hereunder shall be absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, or counterclaim whatsoever (and lessee hereby waives all of the foregoing to any extent permitted by law), including, but not limited to, abatements or reductions due to any present or future claims of Lessee against CLCB hereunder or otherwise. Nor, except as otherwise expressly provided herein, shall this Agreement terminate or the obligations of Lessee hereunder be affected, by reason of any defect in, damage to, or loss or destruction of any of the Equipment from any cause whatsoever, including any defect in the condition, design, operation or fitness for use of the Equipment, any liens, encumbrances, security interests or rights of others with respect to any of the Equipment, the taking or requisitioning of the Equipment by condemnation or otherwise, the prohibition by government action of Lessee's use of the Equipment, the interference with such use by any private person or corporation, the invalidity or unenforceability or lack of due authorization or other infirmity of this Agreement.

5. DELIVERY AND INSTALLATION. Unless otherwise agreed in writing, all insurance, transportation, rigging, drayage, installation and other charges in connection with the delivery and installation of the Equipment, or with the removal to another location, are to be paid by Lessee.

6. CARE AND USE OF EQUIPNWNT. Lessee (i) shall, at its expense, maintain the Equipment in good operating condition, repair, and appearance, and protect the same from deterioration, ordinary wear and tear excepted; (ii) shall use the Equipment in the regular course of its business only within its normal capacity, without abuse, and in a manner contemplated by the manufacturer and required by any insurers thereof, and (iii) shall cause the Equipment at all times to be in compliance with all applicable governmental rules and regulations and laws. Lessee shall not make modifications, alterations, or additions to the Equipment without the prior written consent of CLCB and no such modifications, alterations or additions shall be made which adversely affect the value or utility of the Equipment.

7. DAMAGE TO EQUIPMENT. Lessee hereby assumes all risks of loss, theft, damage, or destruction, partial or complete, of the Equipment from any and every cause whatsoever commencing with delivery of the Equipment to Lessee, an agent of Lessee or to a carrier consigned for shipment to Lessee or an agent of Lessee, whichever is earlier. Lessee agrees to give prompt written notice to CLCB in the event of any loss of, or damage to, any Equipment. The total or partial destruction of any Equipment or the total or partial loss of use or possession thereof to Lessee shall not release or relieve Lessee from any obligation of Lessee hereunder which shall remain in full force and effect. In the event of damages of any kind whatever to any Equipment, Lessee at its expense (except to the extent of any proceeds of insurance provided by Lessee which shall have been received by CLCB as a result of such loss, theft, damage, or destruction), and at the option of CLCB, shall either (a) place the same in good repair, condition and working order, or (b) replace the same with a like item of equipment acceptable to CLCB and in good repair, condition and working order and of equivalent value which shall become Equipment hereunder free and clear of all liens, and Lessee shall execute a new Schedule and other documents deemed appropriate by CLCB to evidence such replacement, or (c) pay CLCB the amount shown as the "Principal Balance" in the Amortization Schedule for the Equipment, attached to the Schedule pertaining to such Equipment or thereafter furnished to the Lessee by Lessor which schedule shall be based on the same assumptions used by Lessor in initially pricing the transaction. Upon replacement or payment as provided for in clauses (b) and (c) hereof this Agreement shall terminate with respect to such Items of Equipment so paid for or replaced and CLCB shall release its security interest therein.

8. INDENMITY. Lessee shall promptly defend, indemnify, and hold CLCB harmless from and against (a) any and all loss of or damage to the,Equipment, usual wear and tear excepted; (b) any claim, cause of action, liability (including, but not limited to, negligence, tort and strict liability), damages, cost or expenses (including reasonable attorneys' fees) which may arise or be incurred in any manner in favor of any person relating to the Equipment or any part thereof, including, by way of example but not of limitation, claims arising out of or incident to the construction, design, purchase, delivery, installation, ownership, sale, leasing or return of the Equipment or as a result of its use, maintenance, repair, operation or condition thereof, whether or not any claimed defects in such Equipment are latent or are discoverable; (c) any claim, cause of action, cost or expense which may arise or be incurred by reason of or as a result of any act or omission of Lessee for itself or as agent for CLCB hereunder, and (d) any claim, cause of action, cost or expense arising from alleged patent infringement. The obligations of Lessee herein contained shall survive the expiration of this Agreement as to any loss, damages, claims, causes of action, liabilities, costs or expenses based on or arising out of events or conditions occurring or existing during the Term
 .
9. ISURANCE. Lessee will carry insurance with such insurers and in such amounts as shall be satisfactory to CLCB, which shall include but not be limited to all insurance required by law, on the Equipment covering all risks of loss in an amount not less than the full replacement cost thereof and comprehensive public liability and property damage insurance in respect of the operation and use of the Equipment IN AN AMOUNT ADEQUATE TO PROTECT CLCB. Each such insurance policy shall provide as follows: (a) with respect to the risk of loss, insurance on the Equipment, that (i) coverage is in effect at the premises where the Equipment is located and while in transit to and from such location, (ii) CLCB, as a secured party, shall be insured as its interest may appear, (iii) all losses will be adjusted directly with CLCB, (iv) all amounts payable thereunder will be payable to CLCB, (v) the interest of CLCB will at all times be insured regardless of any breach of violation by Lessee of any warranties, declarations or conditions contained in such policy,
(vi) the policy may be canceled only after 30 days written notice to CLCB; (b) as to the insurance for public liability and property damage incurred by others, that (i) CLCB, as a secured party, is an additional insured thereunder, (ii) all provisions of such policy, except the limits of liability, will operate in the same manner as if there were a separate policy covering each insured, and (iii) the policy may be canceled only after 30 days written notice to CLCB. The proceeds of the physical damage insurance on the Equipment shall be applied pursuant to Section 7 hereof. Lessee shall pay the premiums for all insurance and deliver evidence of such payment, together with the policies, or duplicates thereof, to CLCB. In case of failure of Lessee to procure or maintain insurance as herein specified, CLCB may, at its option, obtain such insurance, in which event the cost thereof shall be payable to CLCB forthwith as additional rent hereunder.

10. GRANT OF SECURITY INTEREST. Lessee hereby assigns, pledges and grants to CLCB a continuing security interest in the Equipment, the Agreement and all interests and matters of any nature whatsoever arising therefrom to secure all payment due under this Agreement and any indebtedness of Lessee to CLCB from time to time outstanding as evidenced by the Agreement and under such other leases or notes or other evidence of indebtedness made by Lessee and delivered to CLCB from time to time, and any and all other advances, commitments to loan or lease, accruals, extensions and renewals of credit owing by Lessee to CLCB whether present or future as the case may be and to secure Lessee's prompt, full and faithful performance and observance of all the provisions to be kept, observed or performed by Lessee under the Agreement and under any other leases, notes, agreements executed by Lessee and delivered to CLCB. The security interest granted hereby shall also cover the cash and non-cash proceeds of the Equipment, including the proceeds of any hazard or casualty insurance relating thereto. The creation of an interest in proceeds is not construed to give Lessee any right to dispose of any of the Equipment.

11. PERFECTION OF SECURITY INTEREST. In order to perfect and maintain CLCB's security interest in the Equipment, the Agreement and all interests of any nature whatsoever arising therefrom and as further assurance to CLCB, Lessee shall execute and deliver to CLCB, concurrently with Lessee's execution of the Agreement, and promptly at any time or times thereafter at the request of CLCB, all financing statements, continuation financing statements, assignments of lease, certificates of title, applications of vehicle or other titles, affidavits, reports, financial statements and all other documents and information which CLCB may request, in a form satisfactory to CLCB; and Lessee shall promptly pay all costs associated therewith, including, but not limited to, filing and recording fees.

12. TITLE. The Lessee, as between CLCB and the Lessee, shall and hereby does retain full legal title to the Equipment. Lessee acknowledges that the Equipment is and will be at all times remain personal property regardless of how installed or attached to the premises.

13. COVENANTS AND REPRESENTATIONS. Lessee shall keep the Equipment free and clear of all levies, liens, charges and encumbrances except for the security interest of CLCB as provided for herein. During the Term, Lessee shall not, without CLCB's prior written consent, remove the Equipment from the location set forth in the Schedule pertaining thereto, part with possession or control of the Equipment, or sublease, sell, assign, pledge, mortgage or otherwise encumber the Equipment or any part thereof. CLCB shall be entitled to inspect the Equipment and all records of Lessee pertaining thereto upon request and during normal business hours. Lessee shall not consolidate with or merge into any other business entity or convey, transfer or lease substantially all of its assets as an entirety to any third party without the prior written consent of CLCB being first obtained. Lessee shall not without the prior written consent of Lessor: (i) consolidate with or merge into any other business entity; (ii) convey, transfer or lease substantially all of its assets as an entirety to any third party; or (iii) become a party to a leveraged buy-out. In the event that Lessee is a party to a leveraged buy-out, merger, consolidation, sale or lease of substantially all of its assets, or any other significant corporate changes, unless Lessor's prior written consent is given, such event shall constitute a Casualty Loss; and in such event, Lessee shall pay Lessor the amount shown in the "Principal Balance" in the Amortization Schedule plus any other amounts owing by Lessee in accordance with the terms of the Lease for the Equipment if attached to the Schedule pertaining to such Equipment or thereafter furnished by Lessor to Lessee based on the same assumptions used in initially pricing the transaction. Upon the receipt of such amount by Lessor, this Agreement shall terminate and Lessee shall take title to the Equipment AS IS,
WHERE IS, WITHOUT WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER WHATSOEVER. Any consent ofLessor shall be in its sole discretion.

Lessee warrants and represents that (i) there currently are no pending or threatened actions or proceedings before any court, administrative agency or other tribunal or body or judgments which may materially adversely affect Lessee's financial condition or business operations ("Adverse Actions") and that during the Term, Lessee shall promptly advise CLCB, in writing, of the commencement or threatened commencement of any such Adverse Actions; (ii) Lessee has the full power and authority to enter into this Agreement, and has taken all requisite actions to authorize this transaction, the acceptance of delivery of the Equipment and the performance of the obligations of Lessee hereunder; and (iii) the signatories hereto are duly authorized to sign on behalf of Lessee, and upon execution, the Agreement shall be the valid, legal and binding obligation of Lessee enforceable pursuant to its terms and will not constitute a breach of any other agreement to which Lessee is a party.

14. LABELS. Lessee shall affix any labels furnished by CLCB denoting CLCB's interest and keep the same upon a prominent place and clearly readable on each item of Equipment. Lessee may place a number on any Equipment for its identification purposes, but shall not otherwise mark the Equipment.

15. ACTS OF GOD, ETC. CLCB shall not be liable or in default for any delay or failure of performance hereunder resulting, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, the elements, strikes, labor disputes, shortages of parts, materials, labor on transportation or any cause beyond CLCB's control.

16. SECURITY DEPOSIT. CLCB may at its option require a deposit of advance rentals ("Security Deposit") and Lessee hereby agrees to pay any Security Deposit provided for in any Schedule upon request of CLCB. Any Security Deposit may be applied at the option of CLCB, toward the payment of any obligation of Lessee to CLCB under this Agreement or toward the payment of any other debt, obligation or liability of Lessee to CLCB and any unapplied balance thereof may be applied by CLCB to the rental installments hereunder or inverse order of maturity. The Security Deposit may be commingled with CLCB's general funds and Lessee shall not be entitled to any interest thereon.

17. DEFAULT. Each of the following events shall constitute an "Event of Default" hereunder: (a) Lessee fails to make payment of any rent or other sum due to CLCB as and when required hereunder and such failure shall continue for a period of ten (10) days; (b) Lessee fails to procure or maintain insurance on the Equipment as required herein; (c) Lessee fails in the performance or observance of any of the other covenants, conditions or agreements to be performed or observed by it under this Agreement and such failure shall continue uncured for seven (7) days after written notice thereof to Lessee by CLCB; (d) Lessee defaults in any obligation to Comerica Bank or any of its subsidiaries; (e) Lessee defaults in the payment of any obligation of Lessee for money borrowed from a third party; (f) Lessee ceases doing business, becomes insolvent, conimits an act of bankruptcy or becomes the subject of any proceeding under the Federal Bankruptcy Code; (g) any representation or warranty made by Lessee under this Agreement or any supplement, amendment, or addition thereto, or in any document or certificate furnished CLCB in connection herewith or pursuant hereto shall prove to be incorrect at any time in any material respect; (h) judgments aggregating more than One Thousand and 00/100 ($1,000.00) Dollars shall be entered against Lessee; (i) CLCB in good faith considers that the prospect of payment or performance of the Lessee's obligations under this Agreement has been impaired; and (j) Lessee creates, incurs, assumes, or suffers to exist any mortgage, lien, pledge, or other encumbrance or attachment of any kind whatsoever upon, affecting or with respect to the Equipment or this Agreement or any of CLCB's interests thereunder.

18. REMEDIES. Upon the happening of an Event of Default, CLCB may at its option undertake one or more of the following actions: (1) proceed by appropriate court action or actions to enforce performance by Lessee of the applicable covenants and provisions of this Agreement or to recover damages for the breach thereof; (2) terminate this Agreement as to any or all Items of Equipment, without prejudice to CLCB's rights in respect to obligations then accrued and remaining unsatisfied as well as the remedies and claims referred to herein; (3) declare all unpaid rent immediately due and payable; (4) directly, or by its agents, enter upon the premises of Lessee or other premises where the Equipment may be located and without liability for suit, action or other proceeding by Lessee, take possession of all such Equipment and thereupon Lessee's right to possession thereof shall absolutely cease and terminate and this Agreement shall terminate as to all such Equipment. LESSEE HEREBY EXPRESSLY WAIVES TO THE EXTENT PERMITTED BY LAW (a) NOTICE AND THE RIGHT TO AHEARING PRIOR TO SUCH RETAKING OF POSSESSION, AND (b) ANY DIRECT OR CONSEQUENTIAL DAMAGESOCCASIONED BY SUCH TAKING OF POSSESSION; (5) elect to sell or release any or all Items of Equipment and recover from the Lessee as liquidated damages for the Lessee's default hereunder the "Principal Balance" in the Amortization Schedule, on the date the sale or re-lease is consummated. The amount received by CLCB upon sale of such Items of Equipment shall be deducted from said liquidated damage amount, and upon re-lease of such Items of Equipment, the aggregate rentals to be received by CLCB over the term(s) of such re-lease, discounted by 5% per annum, shall be deducted from said liquidated damage amount;
(6) upon demand made to the Lessee, receive prompt payment from Lessee of an amount equal to the "Principal Balance" in the Amortization Schedule for the Equipment rental payment date next preceding the date such demand is made, plus all rent and any other amounts owing by Lessee hereunder to and including the date such notice is given; provided upon receipt of payment in full of such amount, CLCB shall tender to the Lessee a bill of sale for the Items of Equipment then subject to this Agreement without any warranties or representations regarding or relating to the Items for which the bill of sale is tendered; (7) avail itself of any other remedy or remedies provided for by any statute or otherwise available at law, in equity or in bankruptcy or insolvency proceedings. In addition to any and all remedies and damages set forth herein, Lessee shall also pay to CLCB all costs and expenses incurred by CLCB as a result of Lessee's default, including without limitation, all reasonable attorneys' fees and all costs and expenses incurred in searching for, taking, removing, keeping, storing, repairing, restoring, selling or re-leasing any Items of Equipment, and impositions relating thereto, as well as any reasonable attorneys' fees and costs incurred subsequent to an Event of Default relating to this Agreement, including, but not limited to, all collection efforts, negotiations, documentation preparation and examination of CLCB's rights and remedies. CA-03/95

In the event of any termination of this Agreement under this Section 18, it is understood that CLCB shall be entitled to retain all sums duly received by it and shall be entitled to recover all rentals accrued and unpaid for the period up to and including the date of such termination, as well as all other additional sums which pursuant to the Agreement are payable by Lessee or for which Lessee is liable or in respect of which Lessee agreed to indemnify CLCB, which may then be owing and unpaid.

19. LESSEE'S WAIVERS. To the extent permitted by applicable law, Lessee hereby waives any and all rights including but not limited to Lessee's rights to: (i) cancel this Agreement; (ii) repudiate this Agreement; (iii) reject the Equipment; (iv) revoke acceptance of the Equipment; (v) recover damages from CLCB for any breaches of warranty or for any other reason; (vi) a security interest in the Equipment in Lessee's possession or control for any reason; (vii) deduct all or any part of any claimed damages resulting from CLCB's default, if any, under this Agreement; (viii) accept partial delivery of the Equipment; (ix) "cover" by making any purchase or lease or of contract to purchase or lease Equipment in substitution for those due from CLCB; (x) recover any general, special, incidental or consequential damages, for any reason whatsoever; (xi) specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified to this Agreement. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require CLCB to sell, lease or otherwise use any Equipment in mitigation of CLCB's damages as set forth in Paragraph 18 of this Agreement or which may otherwise limit or modify any of CLCB's rights or remedies under Paragraph 18.

20. WAIVER OF JURY TRIAL. Lessee hereby knowingly, voluntarily and intelligently waives its constitutional right to a trial by jury with respect to any claim, dispute, conflict, or contention, if any, as may arise under this Lease Agreement or under any documents executed in connection herewith and agrees that any litigation between the parties concerning this Lease Agreement and the related documents shall be heard by a court of competent jurisdiction sitting without a jury. Lessee hereby confirms to Lessor that it has reviewed the effect of this waiver of jury trial with competent legal counsel of its choice, or has been afforded the opportunity to do so, prior to signing this Lease Agreement and the related documents and acknowledges and agrees that Lessor is relying upon its waiver in entering into this Lease Agreement.

21. ASSIGNMENT. LESSEE SHALL HAVE NO RIGHT TO ASSIGN THIS AGREEMENT OR ANY INTEREST HEREIN WITHOUT THE PRIOR WRITTEN CONSENT OF CLCB HAVING FIRST BEEN OBTAINED. CLCB may at any time assign for security or otherwise to any person or entity all or part of its right, title and interest in, under and to this Agreement, all or part of the rents and other sums at any time due or to become due or at any time owing or payable by Lessee hereunder, and in and to the Equipment covered hereby and the Security Deposit or any part thereof. After written notice of such assignment given by CLCB or such assignee to Lessee, all sums payable by Lessee shall be paid by Lessee to such assignee. No such assignee shall be obligated to perform any duty, covenant or condition required to be observed or performed by CLCB. Lessee agrees to acknowledge such assignment in writing within fifteen (15) days after receiving written notice thereof from the assignee or CLCB. In the event of any such assignment, Lessee agrees that Lessee will not assert against any such assignee any claims by way of abatement, defense, setoff, counterclaim, recoupment or otherwise which Lessee may have by reason of any default of CLCB hereunder or under any other agreement, and no covenant, warranty or representation of CLCB as to the Equipment or any other matter shall in any way affect Lessee's duty to pay the rent and perform its other obligations exactly as set forth in this lease.

22. FURTHER ASSURANCES. Lessee hereby makes, constitutes and appoints CLCB its true and lawful attorney-in-fact with full power of substitution to take any action in furtherance of this Agreement, including, without limitation, the signing of financing statements, endorsing of instruments, and the execution and delivery of all documents and agreements necessary to obtain or accomplish any protection for or collection or disposition of any part of the Equipment. Such appointment shall be deemed irrevocable and coupled with an interest. Lessee also agrees to furnish CLCB: (1) an audit report containing a balance sheet, income statement, and statement of sources and uses of funds prepared by independent certified public accountants, or other accountants acceptable by CLCB within one hundred twenty (120) days after the close of each fiscal year of Lessee occurring after the date of Lease; (2) balance sheets as of the end of each quarterly period of Lessee's fiscal years, income statement and statement of sources and uses of funds certified as accurate by an officer of Lessee within forty-five (45) days after the close of each quarterly period, unless more frequent reports are requested by CLCB in its sole discretion; and (3) prompt written notice of any material adverse change in Lessee's financial condition or business operations, whether pending or threatened.
The Lessee agree(s) that COMERICA LEASING, A DIVISION OF COMERICA BANK may provide information relating to Lessee regarding the Agreement to COMERICA LEASING, A DIVISION OF COMERICA BANK's parent, affiliates, subsidiaries and service providers and to Federal or State regulators as may be required by law.

23. LATE RENTAL PAYMENTS. In the event that Lessee should fail to pay any part of the lease payments or any other sum required to be paid hereunder within ten (10) days after the due date thereof, Lessee shall pay to CLCB, in addition to the amount due, a sum equal to 5 % of the total monthly payment for each month or part thereof for which said lease payments or other sums shall be delinquent, but in no event shall such charge exceed the highest lawful amount chargeable.

24. MISCELLANEOUS. All obligations of Lessee hereunder shall continue until full performance thereof has been rendered. Any cancellation or termination by CLCB pursuant to the provisions hereof shall not release Lessee from any obligations to CLCB. If there is more than one Lessee named herein, the liability of each shall be joint and several. THIS AGREEMENT AND ALL SCHEDULES CONSTITUTE THIS ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE EQUIPMENT. THIS LEASE MAY NOT BE AMENDED EXCEPT BY A WRITING SIGNED BY CLCB AND LESSEE AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE PARTIES HERETO, THEIR PERMITTED SUCCESSORS AND ASSIGNS.

                                               Lessee's Initials


A failure by CLCB to require strict performance by Lessee of any terms, covenants or agreements herein shall not be construed as a consent or waiver of any other breach of the same or of any other term, covenant or agreement herein. All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed, certified, return receipt requested, postage prepaid, to the party's address as set forth herein or such other address as such party shall have designated in writing. If any provision of this Agreement is prohibited by, or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof, provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further, that where the provisions of any such applicable law may be waived, they are waived by Lessee to the full extent permitted by law so that the remaining provisions of this Agreement shall be deemed to be a valid and binding agreement in accordance with its terms.

LESSEE ACKNOWLEDGES THAT LESSOR IS COMERICA BANK DOING BUSINESS
UNDER THE ASSUMED NAME COMERICA LEASING, AND THAT COMERICA LEASING OPERATES AS A DIVISION OF COMERICA BANK AND DOES NOT HAVE AN
INDEPENDENT CORPORATE STANDING.

25. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MICHIGAN. LESSEE AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF MICHIGAN. THE VENUE FOR ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE DEEMED PROPER IF SUCH PROCEEDING IS BROUGHT IN A FEDERAL OR STATE COURT IN MICHIGAN SELECTED SOLELY BY CLCB. SERVICE OF PROCESS MAY BE MADE BY MAILING A SUMMONS AND COMPLAINT BY FIRST CLASS MAIL, POSTAGE PREPAID TO THE LAST KNOWN ADDRESS OF THE LESSEE, TOGETHER WITH THEIR PROMPT SERVICE BY MAIL UPON THE SECRETARY OF STATE FOR THE STATE OF MICHIGAN.

                                                Lessee's Initials
26. OTHER CONDITIONS.
                     COMERICA LEASING, A DIVISION OF COMERICABANK
                     (Lessor)


By:
                    Mark H. Freund

Its:	Vice President

Dated:	April 8, 1998

WITNESSES:                     NETTER DIGITAL ENTERTAINMENT, INC.
                               (Lessee)


By:
                   Chad Kalebic

                                   Its: Chief Financial Officer

                                    Dated: April 8, 1998

                     CA-01/97


Dated April 8, 1998          Lease Agreement No.9818
                                    Schedule No. 001

COMERICA LEASING, A DIVISION OF COMERICA BANK

LEASE SCBEDULE

1. DESCRIPTION OF LEASE: Lease Agreement dated April 8. 1998, by and between COMERICA LEASING, A DIVISION OF COMERICA BANK (herein "CLCB") as Lessor, and NETTER DIGITAL ENTERTAINMENT, INC. as Lessee (herein called "Lease Agreement").

2. DESCRIPTION OF EQUIPMENT:

"As further described on attached Exhibit A".

3. LOCATION: The equipment described above shall be located at 5125 Lankershim Blvd., North Hollywood, CA 91601

4. TERM; RENTAL: The Term of the Lease Agreement for the Equipment described in this Schedule shall be in accordance with the provisions of the Lease Agreement and shall continue until all rental payments are fully paid. Lessee agrees to pay CLCB as rental payments aggregating $233,585.28 plus any applicable sales and/or use taxes thereon payable in 36 monthly payments of $6,488.48 each, plus any applicable sales and/or use taxes commencing May 15, 1998, and on the same calendar day of each succeeding like period until fully paid. THE RENTAL PAYMENTS SHALL BE REMITTED TO CLCB AT P.O. DRAWER 67-042, DETROIT, MICHIGAN 48267, unless CLCB specifies otherwise in writing.

5. INSURANCE: Lessee agrees to maintain adequate property damage insurance in accordance with the terms of the Lease Agreement, but in any event not less than the sum of the payments due, protecting CLCB as a loss payee. The minimum amount indicated above shall not be construed to imply such amount will be or is adequate, but rather as a minimum amount.

6. UCC 2A: In accordance with Section 2A of the Michigan Uniform Commercial Code (MCLA Section 440.3101 et seq.) ("UCC") Lessee acknowledges either (a) that Lessee has reviewed and approved any written Supply Contract (as defined by UCC Section 2A-103(i)(y)) covering the Equipment purchased from the "Supplier" (as defmed by UCC Section 2A103(i)(x)) thereof for lease to Lessee or (b) that Lessor has informed or advised Lessee, in writing, either previously or by this Lease Schedule of the following: (i) the identity of the supplier; (ii) that the Lessee may have rights under the Supply Contract; and (iii) that the Lessee may contact the Supplier for a description of any such rights lessee may have under the Supply Contract.

Lessee acknowledges that Lessee has reviewed and approved the Purchase Order, Supply Contract or Purchase Agreement covering the Equipment purchased from the seller or supplier thereof for lease to Lessee.
Lessee's Initials:

7. ADDITIONAL CONDITIONS: At the end of the Lease term, Lessee may purchase the equipment for $1.00 provided no event of default shall have occurred and been left unremedied.

LESSEE ACKNOWLEDGES THAT LESSOR IS A DIVISION OF COMERICA BANK AND NOT A SEPARATE BODY CORPORATE.

The foregoing is hereby approved and agreed to by the undersigned as a Schedule to and a part of the Lease Agreement, the provisions of which are hereby incorporated herein by reference and which shall govern, notwithstanding anything contrary or inconsistent herein.

COMERICA LEASING,               NETTER DIGITAL ENTERTAINMENT, INC.
A DIVISION OF COMERICA BANK
(Lessor)                        (Lessee)
                                Address: 5125 Lankershim, Blvd
                                North Hollywood, CA 91601

By:                                       By:
Mark H.Freund                             Chad Kalebic
Its: /Vice President                      Its: Chief Financial
Officer

06AP-1-97